UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 8, 2018

First Priority Tax Solutions Inc.
(Exact name of registrant as specified in its charter)

Delaware	333-199336	46-5250836
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

329 S. Oyster Bay Road, Plainview, NY 11803

(Address of Principal Executive Offices) (Zip Code)

(315) 274-1520

(Registrant’s Telephone Number, Including Area Code)

_______________________________________________________________

(Former Name, Former Address and Former Fiscal Year, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

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Item 2.01 Completion of Acquisition or Disposition of Assets

As used in this Current Report on Form 8-K, unless otherwise stated, all references to the “Company”, “we,” “our” and “us” refer to First Priority Tax Solutions Inc.

Capital Contribution Agreement

On May 8, 2018, we entered into a Capital Contribution Agreement (the “Capital Contribution Agreement”) with our principal shareholder, Silverlight International Limited (“Silverlight”). Under the terms of the Capital Contribution Agreement, Silverlight contributed the assets of Zshoppers.com, an electronics and general products ecommerce website, to the Company, in exchange for the issuance of an additional 20,000 shares to Silverlight. To determine the number of shares received by Silverlight in connection with such contribution, the Company valued the Zshoppers.com assets at $100,000 and divided this amount by a price per share equal to $5, which represents the most recent price per share for trades of the Company’s stock on the Over-the-Counter Quotation System in which the Company’s common stock is quoted. In connection with the capital contribution, the Company assumed certain ongoing responsibilities of Silverlight for pay the former owner of Zshoppers.com (the “Seller”) under its asset purchase agreement for Zshoppers.com (the “Ongoing Obligations”). The Ongoing Obligations consist of a 25% profit share for the Seller for one year from the date of acquisition (the “Payment Period”), plus $1,000 per month for the Payment Period.

The assets contributed to the Company consist of all assets used in the operation of the Zshoppers.com business, including, but not limited to Zshoppers domain names, social media accounts and email lists.

Description of Business

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements. To the extent that any statements made in this report contain information that is not historical, these statements are essentially forward-looking. Forward-looking statements can be identified by the use of words such as “expects”, “plans”, “may”, “anticipates”, “believes”, “should”, “intends”, “estimates”, and other words of similar meaning. These statements are subject to risks and uncertainties that cannot be predicted or quantified and, consequently, actual results may differ materially from those expressed or implied by such forward-looking statements. Such risks and uncertainties include, without limitation, our ability to raise additional capital to finance our activities; the effectiveness, profitability and marketability of our products; legal and regulatory risks associated with the share exchange; the future trading of our common stock; our ability to operate as a public company; our ability to protect our proprietary information; general economic and business conditions; the volatility of our operating results and financial condition; our ability to attract or retain qualified senior management personnel and research and development staff; and other risks detailed from time to time in our filings with the Securities and Exchange Commission (the “SEC”), or otherwise.

Information regarding market and industry statistics contained in this report is included based on information available to us that we believe is accurate. It is generally based on industry and other publications that are not produced for purposes of securities offerings or economic analysis. Forecasts and other forward-looking information obtained from these sources are subject to the same qualifications and the additional uncertainties accompanying any estimates of future market size, revenue and market acceptance of products and services. We do not undertake any obligation to publicly update any forward-looking statements. As a result, investors should not place undue reliance on these forward-looking statements.

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Overview

The address of our principal executive office is 329 S. Oyster Bay Road, Plainview, NY 11803. Our telephone number is (315) 274-1520. Our website is www.zshoppers.com.

Our common stock is quoted on the OTCBB (“Over-the-Counter-Bulletin-Board”) under the symbol “FPTA”.

“First Priority Tax Solutions, Inc.” was incorporated in the State of Delaware on March 31, 2014.

On December 1, 2017, we underwent a change of control.

The Capital Contribution Agreement was entered into by the Company because the new management of the Company determined to change the direction of the Company and to enter into ecommerce business. The Company is currently operating the Zshoppers website.

Other than as set out herein, we have not been involved in any bankruptcy, receivership or similar proceedings, nor have we been a party to any material reclassification, merger, consolidation or purchase or sale of a significant amount of assets not in the ordinary course of our business.

We do not have any subsidiaries.

Previous Business

Before we went through a change of control and business focus we were in the business of acquiring, developing, managing and selling residential and commercial income-producing properties in the Cincinnati and Dayton, Ohio metropolitan areas. Our revenue primarily resulted from rental income from the tenants occupying the properties we acquire and from the proceeds of property sales. Since starting our business in March 2014, the Company has only acquired one light industrial facility in Dayton, Ohio. All real estate activity has been reclassed to discontinued operations. On December 1, 2017, our building was transferred to our primary shareholder in exchange for assumption of the debt associated with the purchase of the building.

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Current Business

Background and Corporate Information

First Priority Tax Solutions, Inc. (the “Company,” “we,” or “us”) was incorporated under the laws of the State of Delaware on March 31, 2014.

Prior to December 1, 2017, the Company had a principal business that consisted of owning and managing real estate assets. Effective December 1, 2017, the Company discontinued its real estate business. On May 8, 2018, the Company’s majority shareholder, Silverlight contributed the Zshoppers business to the Company. From that time, the business operations consisted of an online shopping platform. Zshoppers is an automated marketplace where vendors can sell their products on our platform. In order to sell on Zshoppers, we have strict guidelines to ensure our customers have a positive shopping experience. Our goal is to provide great products at an affordable price and help the customer any way we can. Our vendors have 2 business days to ship the order or else they are penalized if they take more than 2 business days to ship. This ensures that our customers receive their items in a timely manner. We also implemented a hassle free return policy. If our customers have any issues we make the return process very simple. Our goal is to build our business around repeat customers.

The Company’s principal executive offices are located in Plainview, New York. The Company has no subsidiaries.

Business Overview

Our Online Merchant Shopping Platform

Zshoppers provides merchants with an online sales presence in a merchant community focused on positive customer experience. The Company’s shopping portal currently hosts 45 merchants and serves customers across the United States. We have established strict merchant requirements concerning customer satisfaction, prompt shipping and ease of returns.

Zshoppers encourages shoppers to return repeatedly –building participating merchant sales volume through repeat customer business. Our shopping website is customer-focused and is designed to be easy and intuitive to use, and navigate. The site offers customers a broad selection of products, with emphasis on home, health, beauty, pet, and electronics categories.

Our Merchant Standards Provide Positive Customer Experience: The Company differentiates itself from other online shopping platforms by utilizing stringent merchant performance standards that are designed to ensure customer satisfaction and build repeat customers. The standards which all merchants must comply with includes shipping standards and return standards. Among other requirements, in order for a merchant to utilize the platform, the merchant must agree to ship purchased products within two days of purchase. The merchant must also agree to abide by a return policy that allows customers to return products easily and quickly.

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We believe that these merchant standards will result in increased customer usage over time and increased sales growth resulting from repeat sales by existing customers who have experienced the ease and comfort of placing sales through the platform. We believe that the Zshoppers platform will result in significant customer loyalty, as a result of the ease of use, positive customer experience and merchant principles. We also believe that these principles will increase sales by merchants, resulting in a stronger devotion of merchants to the Zshoppers platform, as opposed to its competitors, and a growth in the number of merchants using the platform as the word spreads of Zshoppers merchant successes.

The Zshoppers Platform Provides Streamlined Access to Web Sales by Merchants: Our proprietary software, provided to each merchant as part of the merchant agreement, allows each merchant to easily develop a web-based sales outlet for its products. The software interfaces with the platform to provide a sales portal for merchant products, and also monitors sales metrics for merchants, provides sales reports and notifications to the merchant and allow the merchant to update products and interact with customers in a timely and seamless fashion. The platform also allows merchants to develop and maintain an active customer contact database for direct marketing of products to Zshoppers customers.

We Train Our Merchants on Effective Use of the Platform: As part of our merchant engagement and onboarding, we provide training on the platform to each merchant to ensure that the platform is utilized in the most effective manner to boost sales of the merchant. The training includes use of relevant software, including sales reporting and sales marketing, as well as database management and payment system management. Some merchants that utilize the Zshoppers platform will have never sold products online, before. We provide merchants with training and skills to ensure that their first experience with internet sales is positive and lucrative.

Consumer Access to our Site: We do not aggressively market directly to customers. Although we engage in some customer marketing (e.g., google key words and related marketing to shoppers) we devote most of our marketing measures to developing new merchants utilizing the platform. We believe that a robust merchant presence on the platform will provide a more satisfying customer experience and will attract additional customers as word spreads about the positive sales experience of customers utilizing the platform.

Why Merchants Choose our Platform: In addition to our merchant training and sales analytics, we have found that merchants choose our platform because they believe that the customer experience that we provide increases customer loyalty and drives more customers to our merchants. Our merchants engage on our platform because they want more customers and increased sales. After evaluating different means of reaching their target market and expanding customer awareness and access to their products, merchants see our site as a positive means to access new markets, new customers and increase sales.

Affiliate Marketing: In order to build customer usage and sales, we intend to introduce an affiliate marketing program, which would reward consumers for referrals to other customers.

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Industry

Consumers have largely changed how they access, evaluate and purchase products in recent years. This change has been the result of technology that allows merchants to reach consumers, worldwide. The resulting technology-enabled commerce has grown rapidly in the last ten years. E-commerce has also provided merchant and customer access from and to international markets. More merchants are selling internationally, and more customers are purchasing internationally, than ever before. This shift is the direct result of technology shifts that allow consumers direct access to global merchants and international products.

Competition

We compete to attract both consumers seeking to improve their shopping/online experience and to attract merchants seeking to increase sales and acquire new customers. The online sale platform business is highly fragmented and rapidly changing, resulting in substantial competition. The level of competition is further augmented by the low barriers to entry of new participants in the online sales platform space. Our competition includes other sales portals, price comparison sites, online shopping communities, as well as traditional retail sales outlets.

Zshoppers.com Competition

Our competition for consumer traffic includes other sales platforms, loyalty websites, digital coupon websites, single and multi-seller retail e-commerce sites, search engines, social networks and price-comparison shopping sites.

While there are millions of ecommerce websites, our competition continues to have long lead times, poor customer service, and they make the return process very difficult. Zshoppers has the experience, online reputation, and solid customer base to take Zshoppers to a whole new level. There is so much potential in this space, and Zshoppers has the right foundation to grow and expand quickly.

There are many e-commerce websites that have very long lead times and offer no customer service. Customers do not want to wait long periods of times to receive their order. Many of these e-commerce sites also have a strict return policy and make it very difficult for a customer to process returns. Customers prefer to shop online due to the convenience factor of ordering from your home or on the go, but customers have grown tired of long lead times, no support, and difficult return processes.

Competition - Current Alternatives

Zshoppers has a similar concept to OpenSky which Alibaba has invested in. The problem is OpenSky does not monitor their items and they let the vendors choose the pricing and many products on the site are significantly over priced. Also, each vendor chooses their own shipping cost to the customer so if a customer buys 5 items and the 5 items are from 5 different vendors, they will be charged 5 different shipping charges. It creates a bad shopping experience for consumers.

Our Advantages

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At Zshoppers all vendors include shipping in their product costs, which is how we can streamline the orders and offer free shipping. OpenSky started as a free platform. Once they increased their sales volume, they started charging a monthly subscription fee in order to sell on the site.

Growth Strategy

We have identified a number of strategic endeavors that we believe will result in the continued growth of the Company.

New Markets

Zshoppers is constantly evaluating new sales and market opportunities, as well as product segments, new merchant communities and similar characteristics. We use a detailed and methodical evaluation approach, taking into consideration such key factors as market size, consumer needs, product availability in the market, e-commerce infrastructure, mobile and digital trends.

Technology

Our website is based on responsive web design which tailors design and development to respond to the user’s behavior and environment based on screen size, platform and orientation. As the user engages in product searches and sales, the platform automatically adjusts the customer experience and directs the customer to products that are consistent with customer search history and buying patterns.

We believe that this adaptive web technology will contribute to the positive customer experience with the platform, and will directly translate into increased sales across the platform and by our merchants. We believe that this customization will encourage repeat visits and increase customer retention rates.

Government Regulations

In both the United States and foreign markets in which we conduct business and marketing, we are affected by extensive laws, governmental regulations, administrative determinations, court decisions and similar constraints. Such laws, regulations and other constraints exist at the federal, state or local levels in the U.S., and at all levels of government in foreign jurisdictions, including regulations pertaining to distribution and sale of our products and services. In addition, we are subject to regulations regarding product claims, advertising, marketing and BA income potential.

We are subject to regulations and laws that involve privacy and data security, anti-spam, data protection, content, copyrights, distribution, electronic contracts, electronic communications and consumer protection such as, without limitation, the CAN-SPAM ACT, and the Digital Millennium Copyright Act (DMCA).

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US regulatory agencies have also placed an increased focus on online privacy matters and, in particular, on online advertising activities that utilize cookies, which are small files of non-personalized information placed on an Internet user’s computer, and other online tracking methods. Such regulatory agencies have released, or are expected to release, reports pertaining to these matters. For example, on March 26, 2012, the Federal Trade Commission, or FTC, issued a report on consumer privacy intended to articulate best practices for companies collecting and using consumer data. The report recommends companies adopt several practices that could have an impact on our business, including giving consumers notice and offering them choices about being tracked across other parties’ websites and implementing a persistent “Do Not Track” mechanism to enable consumers to choose whether to allow tracking of their online search and browsing activities, including on mobile devices. Additionally, the European Union (“EU”) has traditionally imposed strict obligations under data privacy laws and regulations. Individual EU member countries have had discretion with respect to their interpretation and implementation of EU data privacy laws, resulting in variation of privacy standards from country to country. Legislation and regulation in the EU and some EU member states requires companies to obtain specific types of notice and consent from consumers before using cookies or other tracking technologies. To comply with these requirements, the use of cookies or other similar technologies may require the user’s affirmative, opt-in consent. Additionally, in January 2012, the European Commission announced significant proposed reforms to its existing data protection legal framework that, if implemented, may result in a greater compliance burden with respect to our operations in Europe.

Any failure by us to comply with privacy related laws and regulations could result in proceedings against us by governmental authorities or others, which could harm our business. In addition, the interpretation of data protection laws, and their application to the Internet is unclear and in a state of flux. There is a risk that these laws may be interpreted and applied in conflicting ways from state to state, country to country, or region to region, and in a manner that is not consistent with our current data protection practices. Complying with these varying international requirements could cause us to incur additional costs and change our business practices. Further, any failure by us to adequately protect our members’ privacy and data could result in a loss of member confidence in our services and ultimately in a loss of members and customers.

In addition to the foregoing, our operations are subject to federal, foreign, state, and local government laws and regulations, including those relating to zoning, workplace safety, and accommodations for the disabled, and our relationship with our employees are subject to regulations, including minimum wage requirements, anti-discrimination laws, overtime and working conditions, and citizenship requirements.

In addition, because our services are accessible worldwide, certain foreign jurisdictions have claimed and others may claim that we are required to comply with their laws, including in jurisdictions where we have no local entity, employees, or infrastructure.

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Intellectual Property

Our intellectual property includes the content of our websites, our registered domain names, and our registered and unregistered trademarks. We believe that our intellectual property is an important asset of our business and that our Zshoppers.com, and other related domain names and our technology infrastructure give us a competitive advantage in the ecommerce platform market. We rely on a combination of trademark, copyright and trade secret laws in the US and the rest of the world, as well as contractual provisions, to protect our proprietary technology and our brands. We currently have no trademarks registered or pending.

We have unregistered copyrights in the software we have developed and develop, comprising a substantial amount of the core software used for our business, as well as in other works of authorship that we created, including content for our websites. We have not registered or applied to register any of our copyrights in any country.

Currently, we have not received or applied for any patents in any country. Consequently, the lack of filing for patent protection could present obstacles in later obtaining any patents on any of our technology or software.

Employees

As of May 8, 2018, we have 1 employee. However, we have several consultants involved in operating the Company.

Risk Factors

Any investment in our common stock involves a high degree of risk. Investors should carefully consider the risks described below and all of the information contained in this Current Report on Form 8-K before deciding whether to purchase our common stock. Our business, financial condition or results of operations could be materially adversely affected by these risks if any of them actually occur. Our shares of common stock are not currently listed on any national securities exchange. Our shares are quoted on the OTCBB, which is a quotation system. Some of these factors have affected our financial condition and operating results in the past or are currently affecting us. This Current Report on Form 8-K also contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks described below and elsewhere in this Current Report on Form 8-K.

Risks Relating to Our Business

Our ability to operate as a going concern is in doubt.

The audit opinion and notes that accompany our consolidated financial statements for the year ended September 30, 2017, disclose a ‘going concern’ qualification to our ability to continue in business. The accompanying financial statements have been prepared under the assumption that we will continue as a going concern. We have incurred losses since our inception. We do not have sufficient cash to fund normal operations and meet debt obligations for the next 12 months without deferring payment on certain current liabilities and raising additional funds.

We currently are not profitable and our ability to continue as a going concern is dependent on our ability to raise capital to fund our future operations and working capital requirements or our ability to make positive progress in executing our business plan. Our plans for mitigating the going concern qualification include financing our future operations through sales of our common stock and/or debt and the eventual profitable operation of our business. The uncertainty of our achievement of these factors raises substantial doubt about our ability to continue as a going concern.

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The consolidated financial statements do not include any adjustments that might be necessary should the Company be unable to continue as a going concern. If the going concern presentation was not used in these financial statements, adjustments would be necessary in the carrying value of assets and liabilities, the reported expenses and the balance sheet classifications used.

Our business model may not generate revenues sufficient to support our operations. Such insufficiency and/ or losses in the future could have a material adverse effect on our financial condition, our ability to pay our debts as they become due, our cash flows and our ability to support our operations.

Since the inception of our operations we have not generated sufficient revenues to fund our expenses and other cash outflows. Our future revenue generation is dependent upon the success of our online shopping platform.

To date, we have not yet obtained enough fees from our merchants or facilitated enough purchase activity to generate net revenues sufficient to support our operations. If we are not able to successfully expand the number of merchants and the volume of products sales on the platform, our revenues will not increase and we may not be able to sustain our operations. If our revenues do not increase, our liquidity may continue to be severely impaired, our stock price may fall and our stockholders may lose all or a significant portion of their investment. If we are not able to attain profitability in the near future our financial condition could deteriorate further which could have a material adverse impact on our business and prospects.

We are dependent upon our ability to raise capital to continue operations, achieve our business objectives and to satisfy our cash obligations, which would dilute the ownership of our existing stockholders and possibly subordinate certain of their rights to the rights of new investors.

We have incurred losses since our inception and we experienced negative net cash flows from operating activities. The Company has an accumulated deficit for the period from our inception through February, 2018. These factors raise substantial doubt about our ability to continue as a going concern. Until such time as the cash inflows derived from our operations cover our operating and other expenditures, we will need to raise capital. We may not be able to obtain this additional debt or equity when needed.. Any sales of additional equity or convertible debt securities would result in dilution of the equity interests of our existing stockholders, which could be substantial. New investors may require that we and certain of our stockholders enter into voting arrangements that give them additional voting control or representation on our Board of Directors.

Compliance with corporate governance and public disclosure regulations may result in additional expenses.

Changing laws, regulations and standards relating to corporate governance and public disclosure, including the Sarbanes-Oxley Act of 2002, and new regulations issued by the SEC, such as Dodd-Frank, are creating additional disclosure obligations. We may need to invest substantial resources to comply with evolving standards, and this investment would result in increased general and administrative expenses and a diversion of management time and attention from revenue-generating activities to compliance activities.

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There are significant market risks associated with our business.

We have formulated our business plan and strategies based on certain assumptions regarding the size and dynamics of the ecommerce marketplace, our anticipated share of this market, the estimated price and acceptance of our services and products and other factors. These assumptions are based on our best estimates. In the event that our assumptions and estimates are not correct, we may not be able to achieve our objectives, while increased levels of competition, including the entry of additional competitors and increased success by existing competitors, changes in general economic conditions, increases in operating costs and reduced margins caused by competitive pressures.

The ecommerce market in which we participate is extremely competitive.

The market among ecommerce platforms is highly competitive, fragmented, and subject to change. With the introduction of new technologies and the influx of new entrants to the market, we expect competition to intensify in the future, which could harm our ability to increase merchant and customer participation in the Zshoppers platform, and therefore, to attain profitability. There are very limited barriers to entry for competitors.

We also directly and indirectly compete with traditional retailers. Many retailers work to direct traffic to their websites and conduct outreach to consumers using their own websites, e-mail newsletters and alerts, mobile applications, social media presence and other distribution channels. Our merchants could be more successful than we are at marketing their own websites. We may face competition from companies we do not yet know about. If existing or new companies develop, market or resell competitive solutions, acquire one of our existing competitors or form a strategic alliance with one of our competitors, our ability to compete effectively could be significantly compromised and our ability to develop profitable operations could be harmed.

The inability of our merchants to meet their payment obligations to us may adversely affect our financial results.

Our revenues are substantially comprised of fees received from our participating merchants. We are subject to credit risk due to the potential for the merchants to fail to pay their fees to the Company. This risk is minimized to the extent that we have numerous participating merchants. In such a case, the failure of a single merchant is less material. Any failure of merchants to pay us may adversely affect our financial condition and results of operations.

We may not be successful in developing brand awareness for our brand, which is critical to our business.

We believe that brand recognition is critical to our businesses. We must quickly establish a brand identity for Zshoppers. Failure to establish brand identity for Zshoppers will reduce our revenue which will make it harder for us to achieve our goals.

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Customer complaints, negative publicity or our security measures could diminish our business.

Customer complaints, negative publicity or poor customer service could severely diminish consumer confidence in, and use, of our products and services. If we fail to consistently promote the latest product offerings from our merchants, or if there are rumors, articles, reviews or blogs that indicate or suggest that we have failed to consistently promote such offerings, our business could decrease. Similarly, measures we take to combat fraud and breaches of privacy and security have the potential to damage relations with our shoppers or decrease activity on our sites by making our sites more difficult to use or restricting the activities of certain users. Negative publicity about, or negative experiences with, customer support for any of our business models could cause our reputation to suffer or affect consumer confidence in our brand as a whole.

Our business and users may be subject to sales tax and other taxes, which may dissuade our users from utilizing our portals.

The application of indirect taxes (such as sales and use tax) to e-commerce businesses and to our users is an evolving issue and is currently being reviewed by the US Supreme Court. Many of jurisdictions require merchants to collect and remit sales taxes for internet sales. The rules differ from state to state. In many cases, it is not clear how existing statutes apply to the Internet or e-commerce or communications conducted over the Internet. In addition, some jurisdictions have implemented or may implement laws specifically addressing the Internet or some aspect of e-commerce or communications on the Internet.

One or more states, the federal government or foreign countries may seek to impose a tax collection, reporting or record-keeping obligation on companies that engage in or facilitate e-commerce. Such an obligation could be imposed by legislation intended to improve tax compliance. One or more other jurisdictions may also seek to impose tax-collection or reporting obligations based on the location of the product or service being sold or provided in an e-commerce transaction, regardless of where the respective users are located. Imposition of a discriminatory record-keeping or tax-collecting requirement could decrease the number of participating merchants and would harm our results of operations.

Any interruptions in Internet service could harm our business.

Our customers need access to the internet to access our platform and merchants. All internet companies have experienced short system failures from time to time. The success of our business also depends largely on the continued availability of the internet infrastructure. Frequent or persistent interruptions in availability of our sites could cause current or potential users to believe that our systems are unreliable, leading them to switch to our competitors, and could permanently harm our reputation and brands. If we fail to maintain a reliable network with the necessary speed, data capacity, and security, as well as timely development of complementary products our business may be harmed. If our customers are unable to rely on access to our platform, we could lose existing customers, impair our ability to attract new customers and experience loss of revenue from shopping that did not occur while the platform was unavailable.

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The Internet has experienced significant growth in the numbers of users and amount of traffic, a trend likely to continue. The Internet infrastructure may be unable to support such demands. In addition, increasing numbers of users, increasing bandwidth requirements, or problems caused by “viruses,” “worms,” malware and similar programs may harm the performance of the Internet. The backbone computers of the Internet have been the targets of such programs. Although our systems have been designed around industry-standard architectures to reduce downtime in the event of outages or catastrophic occurrences through worldwide redundant servers, they remain vulnerable to damage or interruption from earthquakes, floods, fires, power loss, telecommunication failures, terrorist attacks, computer viruses, computer denial-of-service attacks, and similar events. Our systems are also subject to hackings, break-ins, sabotage, and intentional acts of vandalism. Despite any precautions we may take, the occurrence of a natural disaster, a decision by any of our third-party hosting providers to close a facility we use without adequate notice for financial or other reasons, or other unanticipated problems at our hosting facilities could result in lengthy interruptions in our services. We do not carry business interruption insurance to compensate us for losses that may result from interruptions in our service as a result of system failures. These internet outages and delays could reduce the level of Internet usage generally, as well as the level of usage of our shopping portals.

Regulatory, legislative or self-regulatory developments regarding Internet privacy matters could adversely affect our ability to conduct our business.

Consumer and industry groups have expressed concerns about online data collection and use by companies, which has resulted in the release of various industry self-regulatory codes of conduct and best practice guidelines that are binding for member companies and that govern, among other things, the ways in which companies can collect, use and disclose user information, how companies must give notice of these practices and what choices companies must provide to consumers regarding these practices. We are obligated in certain cases to comply with best practices or codes of conduct addressing matters, such as the online tracking of users or devices. US regulatory agencies have also placed an increased focus on online privacy matters and, in particular, on online advertising activities that utilize cookies, which are small files of non-personalized information placed on an Internet user’s computer, and other online tracking methods. Such regulatory agencies have released, or are expected to release, reports pertaining to these matters.

US and foreign governments have enacted, considered or are considering legislation or regulations that could significantly restrict industry participants’ ability to collect, augment, analyze, use and share anonymous data, such as by regulating the level of consumer notice and consent required before a company can employ cookies or other electronic tracking tools. A number of bills have been proposed in the US Congress in the past that contained provisions that would have regulated how companies can use cookies and other tracking technologies to collect and use information about consumers. Some of those bills also contained provisions that would have specifically regulated the collection and use of information, particularly geo-location information, from mobile devices.

We may be subject to foreign laws regulating online advertising even in jurisdictions where we do not have any physical presence to the extent a digital media content provider has advertising inventory that we manage or to the extent that we collect and use data from consumers in those jurisdictions. Such laws may vary widely around the world, making it costly for us to comply with them. Failure to comply may harm our business and our operating results could be adversely affected.

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Government regulation of the Internet, e-commerce and m-commerce is evolving, and unfavorable changes or failure by us to comply with these laws and regulations could substantially harm our business and results of operations.

We are subject to foreign and domestic general business regulations and laws as well as regulations and laws specifically governing the Internet, e-commerce and m-commerce in a number of jurisdictions around the world. Existing and future regulations and laws could impede the growth of the Internet, e-commerce, m-commerce or other online services. These regulations and laws may involve taxation, tariffs, privacy and data security, anti-spam, data protection, gaming, multi-level marketing, wire transfers, distribution controls, libel and defamation, copyrights, electronic contracts, electronic communications and consumer protection. It is not clear how existing laws and regulations governing issues such as property ownership, sales and other taxes, libel and personal privacy apply to the Internet as the vast majority of these laws and regulations were adopted prior to the advent of the Internet and do not contemplate or address the unique issues raised by the Internet, e-commerce or m-commerce.

Those laws that govern privacy or reference the Internet, such as the US Digital Millennium Copyright Act and the European Union’s Directives on Distance Selling and Electronic Commerce, are being interpreted by the courts, but their applicability and scope remain uncertain. US regulatory agencies have placed an increased focus on online privacy matters and, in particular, on online advertising activities that utilize cookies, which are small files of non-personalized information placed on an Internet user’s computer, and other online tracking methods. For example the FTC recommends companies adopt several practices that could have an impact on our business, including giving consumers notice and offering them choices about being tracked across other parties’ websites and implementing a persistent “Do Not Track” mechanism to enable consumers to choose whether to allow tracking of their online search and browsing activities, including on mobile devices. The EU’s stricter obligations under data privacy laws and regulations provide its member countries wide discretion in interpreting the EU data privacy laws, resulting in variation of privacy standards from country to country.

Changes in global privacy laws and regulations and self-regulatory regimes may force us to incur substantial costs or require us to change our business practices. Furthermore, regulatory agencies or courts may claim or hold that we or our users are subject to licensure or prohibition from conducting our business in their jurisdiction, either generally or with respect to certain actions. It is possible that general business regulations and laws, or those specifically governing the Internet, e-commerce or m-commerce may be interpreted and applied in a manner that is inconsistent from one jurisdiction to another and may conflict with other rules or our practices. We cannot assure you that our practices have complied, comply or will comply fully with all such laws and regulations. Any failure, or perceived failure, by us to comply with any of these laws or regulations could result in damage to our reputation, a loss in business, and proceedings or actions against us by governmental entities or others. Any such proceeding or action could hurt our reputation, force us to spend significant resources in defense of these proceedings, distract our management, increase our costs of doing business, and cause consumers and retailers to decrease their use of our platform, and may result in the imposition of monetary liability. We may also be contractually liable to indemnify and hold harmless third parties from the costs or consequences of noncompliance with any such laws or regulations. In addition, it is possible that governments of one or more countries may seek to censor content available on our websites and mobile applications or may even attempt to completely block access to our marketplace. Laws regulating Internet and e-commerce companies outside of the US may be less favorable than those in the US, giving greater rights to consumers, competitors or users. Compliance may be more costly or may require us to change our business practices or restrict our product offerings, and the imposition of any regulations on our users may harm our business. In addition, we may be subject to overlapping legal or regulatory regimes that impose conflicting requirements on us. Our failure to comply with foreign laws could subject us to penalties ranging from criminal prosecution to significant fines to bans on our products. Adverse legal or regulatory developments could substantially harm our business. In particular, in the event that we are restricted, in whole or in part, from operating in one or more countries, our ability to retain or increase our customer base may be adversely affected and we may not be able to maintain or grow our net revenues as anticipated.

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Our failure or the failure of third-party service providers to protect our platform and network against security breaches, or otherwise protect our confidential information, could damage our reputation and brand and substantially harm our business and operating results.

We deliver digital content via our platform and we collect and maintain data about consumers, including personally identifiable information, as well as other confidential or proprietary information. Our security measures may not detect or prevent all attempts to hack our systems, denial-of-service attacks, viruses, malicious software, break-ins, phishing attacks, social engineering, security breaches or other attacks and similar disruptions that may jeopardize the security of information stored in and transmitted by our platform or that we or our third-party service providers otherwise maintain. Breaches of our security measures or those of our third-party service providers could result in unauthorized access to our platform or other systems; unauthorized access to and misappropriation of consumer information, including consumers’ personally identifiable information, or other confidential or proprietary information of ourselves or third parties; viruses, worms, spyware or other malware being served from our platform; deletion or modification of content, or the display of unauthorized content, on our websites or our mobile applications; or a denial of service or other interruption in our operations. Because techniques used to obtain unauthorized access to or sabotage systems change frequently and may not be known until launched against us or our third-party service providers, we and they may be unable to anticipate these attacks or to implement adequate preventative measures. Potential liability could include claims for unauthorized purchases with credit card information, impersonation or other similar fraud claims. This liability could also include claims for other misuse of personal information, including unauthorized marketing purposes. Any of these claims could result in litigation. Liability for misappropriation of this information could adversely affect our business. In addition, the FTC and state agencies have been investigating various Internet companies regarding their use of personal information. We could incur additional expenses from the introduction of new regulations regarding the use of personal information or from government agencies investigating our privacy practices. Any actual or perceived breach of our security could damage our reputation and brand, expose us to a risk of loss or litigation and possible liability, require us to expend significant capital and other resources to alleviate problems caused by such breaches and deter consumers and retailers from using our online marketplace, which would harm our business, financial condition and operating results.

We rely on encryption and authentication technology licensed from third parties to provide the security and authentication necessary to effectively secure transmission of confidential information, such as customer credit card numbers.

We cannot assure you that advances in computer capabilities, new discoveries in the field of cryptography or other events or developments will not result in a compromise or breach of the algorithms that we use to protect customer transaction data. If any such compromise of our security were to occur, it could harm our reputation, business, prospects, financial condition and results of operations. A party who is able to circumvent our security measures could misappropriate proprietary information or cause interruptions in our operations. We may be required to expend significant capital and other resources to protect against such security breaches or to alleviate problems caused by such breaches. We cannot assure you that our security measures will prevent security breaches or that failure to prevent such security breaches will not harm our business, prospects, financial condition and results of operations.

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We rely on information technology to operate our business and maintain competitiveness, and any failure to adapt to technological developments or industry trends could harm our business.

We depend on the use of information technologies and systems. As our operations grow in size and scope, we must continuously improve and upgrade our systems and infrastructure while maintaining or improving the reliability and integrity of our infrastructure. Our future success also depends on our ability to adapt our systems and infrastructure to meet rapidly evolving consumer trends and demands while continuing to improve the performance, features and reliability of our solutions in response to competitive services and product offerings. The emergence of alternative platforms such as smart phones and tablets and the emergence of niche competitors who may be able to optimize products, services or strategies for such platforms will require new investment in technology. New developments in other areas, such as cloud computing, could also make it easier for competition to enter our markets due to lower up-front technology costs. In addition, we may not be able to maintain our existing systems or replace or introduce new technologies and systems as quickly as we would like or in a cost-effective manner.

Our Merchants may not comply with our policies and procedures.

Our Merchants are independent and, although subject to a merchant agreement with us, and bound to abide by the principles of the platform, we may not be in a position to enforce the merchant agreement against each merchant that may have larger and more consistent resources than us. As a result, there can be no assurance that our merchants will participate in our marketing strategies or plans or comply with our policies and procedures and terms and conditions.

Risks Relating to Our Stock

We are significantly influenced by one stockholder who controls a voting majority of our common stock.

As of December 1, 2017, Silverlight holds a majority of our common stock. Accordingly, Silverlight has the power to influence or control the outcome of important corporate decisions or matters submitted to a vote of our stockholders. Also, the principal shareholder of Silverlight currently serves as the sole director of the Company. He is also president of the Company. Although Mr. Hooi owes the Company certain fiduciary duties as a director of the Company, the interests of Mr. Hooi may conflict with, or differ from, the interests of other holders of our common stock. So long as Mr. Hooi has the power to vote a majority of shares of our voting securities, he will have the power to significantly influence and/or control all our corporate decisions and will be able to effect or inhibit changes in control of the Company.

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Our stock price is volatile.

The market price of our common stock is highly volatile, and this volatility may continue. Numerous factors, many of which are beyond our control, may cause the market price of our shares of common stock to fluctuate significantly. These factors include:

•	our earnings releases, actual or anticipated changes in our earnings, fluctuations in our operating results or our failure to meet the expectations of financial market analysts and investors;

•	changes in financial estimates by us or by any securities analysts who might cover our stock;

•	speculation about our business in the press or the investment community;

•	significant developments relating to our relationships with our Business Associates, business clients, customers or merchants;

•	stock market price and volume fluctuations of other publicly traded companies and, in particular, those that are in the e-commerce based industry;

•	customer demand for our products;

•	general economic conditions and trends;

•	major catastrophic events;

•	changes in accounting standards, policies, guidance, interpretation or principles;

•	loss of external funding sources;

•	sales of our common stock, including divestments by our directors, officers or significant stockholders;

•	additions or departures of key personnel;

•	announcements of new products or product enhancements by us or our competitors;

•	our ability to obtain financing;

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•	developments in our or our competitors’ intellectual property rights;

•	adverse effects to our operating results due to impairment of goodwill;

•	failure to meet the expectation of securities analysts or the public;

•	our ability to expand our operations, domestically and internationally;

•	the amount and timing of expenditures related to any expansion;

•	litigation involving us, our industry or both;

•	actual or anticipated changes in expectations by investors or analysts regarding our performance; and

•	price and volume fluctuations in the overall stock market from time to time.

Our stock price is volatile and we could be a target of stockholder litigation. Any stockholder litigation brought against us in the future could result in substantial costs and divert our management’s attention and resources from our business.

Moreover, securities markets may from time to time experience significant price and volume fluctuations for reasons unrelated to operating performance of particular companies. These market fluctuations may adversely affect the price of our shares of common stock and other interests in our Company at a time when you want to sell your interest in us.

We may, in the future, issue additional common shares that would reduce investors’ percent of ownership and may dilute our share value.

The future issuance of common shares may result in substantial dilution in the percentage of our common shares held by our then existing stockholders. We may value any common shares issued in the future on an arbitrary basis. The issuance of common shares for future services or acquisitions or other corporate actions may have the effect of diluting the value of the common shares held by our investors, and might have an adverse effect on any trading market for our common shares.

The Market for Penny Stock has suffered in recent years from patterns of fraud and abuse

Stockholders should be aware that, according to SEC Release No. 34-29093, the market for penny stocks has suffered in recent years from patterns of fraud and abuse. Such patterns include: (i) control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer; (ii) manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases; (iii) boiler room practices involving high-pressure sales tactics and unrealistic price projections by inexperienced salespersons; (iv) excessive and undisclosed bid-ask differential and markups by selling broker-dealers; and, (v) the wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the resulting inevitable collapse of those prices and with consequential investor losses.

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Our common shares are subject to the “Penny Stock” Rules of the SEC, which makes transactions in our stock cumbersome and may reduce the value of an investment in our stock.

The SEC has adopted regulations that generally define a “penny stock” to be any equity security other than a security excluded from such definition by Rule 3a51-1 under the Securities Exchange Act of 1934, as amended. For the purposes relevant to our Company, it is any equity security that has a market price of less than $5.00 per share, subject to certain exceptions.

Our common shares are currently regarded as a “penny stock”, since our shares are not listed on a national stock exchange or quoted on the NASDAQ Market within the United States, to the extent the market price for its shares is less than $5.00 per share. The penny stock rules require a broker-dealer to deliver a standardized risk disclosure document prepared by the SEC, to provide a customer with additional information including current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, monthly account statements showing the market value of each penny stock held in the customer’s account, and to make a special written determination that the penny stock is a suitable investment for the purchaser, and receive the purchaser’s written agreement to the transaction.

To the extent these requirements may be applicable; they will reduce the level of trading activity in the secondary market for the common shares and may severely and adversely affect the ability of broker-dealers to sell the common shares.

FINRA sales practice requirements may also limit a stockholders ability to buy and sell our stock.

In addition to the penny stock rules promulgated by the SEC, which are discussed in the immediately preceding risk factor, FINRA rules require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information. Under interpretations of these rules, FINRA believes that there is a high probability that speculative low priced securities will not be suitable for at least some customers. FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may limit the ability to buy and sell our stock and have an adverse effect on the market value for our shares.

Our common stock may experience extreme rises or declines in price, and you may not be able to sell your shares at or above the price paid.

Our common stock may be highly volatile and could be subject to extreme fluctuations in response to various factors, many of which are beyond our control, including (but not necessarily limited to): (i) the trading volume of our shares; (ii) the number of securities analysts, market-makers and brokers following our common stock; (iii) changes in, or failure to achieve, financial estimates by securities analysts; (iv) actual or anticipated variations in quarterly operating results; (v) conditions or trends in our business industries; (vi) announcements by us of significant contracts, acquisitions, strategic partnerships, joint ventures or capital commitments; (vii) additions or departures of key personnel; (viii) sales of our common stock; and (ix) general stock market price and volume fluctuations of publicly-trading and particularly, microcap companies.

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Investors may have difficulty reselling shares of our common stock, either at or above the price they paid for our stock, or even at fair market value. The stock markets often experience significant price and volume changes that are not related to the operating performance of individual companies, and because our common stock is thinly traded it is particularly susceptible to such changes. These broad market changes may cause the market price of our common stock to decline regardless of how well we perform as a company. In addition, there is a history of securities class action litigation following periods of volatility in the market price of a company’s securities. Although there is no such shareholder litigation currently pending or threatened against the Company, such a suit against us could result in the incursion of substantial legal fees, potential liabilities and the diversion of management’s attention and resources from our business. Moreover, and as noted below, our shares are currently traded on the OTC-BB and, further, are subject to the penny stock regulations. Price fluctuations in such shares are particularly volatile and subject to manipulation by market-makers, short-sellers and option traders.

We have not and do not intend to pay any cash dividends on our common shares and, consequently, our stockholders will not be able to receive a return on their shares unless they sell them.

We intend to retain any future earnings to finance the development and expansion of our business. We have not, and do not, anticipate paying any cash dividends on our common shares in the foreseeable future. Unless we pay dividends, our stockholders will not be able to receive a return on their shares unless they sell them.

A decline in the price of our common stock could affect our ability to raise further working capital, it may adversely impact our ability to continue operations and we may go out of business.

A prolonged decline in the price of our common stock could result in a reduction in the liquidity of our common stock and a reduction in our ability to raise capital. Because we may attempt to acquire a significant portion of the funds we need in order to conduct our planned operations through the sale of equity securities, or convertible debt instruments, a decline in the price of our common stock could be detrimental to our liquidity and our operations because the decline may cause investors to not choose to invest in our stock. If we are unable to raise the funds we require for all our planned operations, we may be forced to reallocate funds from other planned uses and may suffer a significant negative effect on our business plan and operations, including our ability to develop new products and continue our current operations. As a result, our business may suffer, and not be successful and we may go out of business. We also might not be able to meet our financial obligations if we cannot raise enough funds through the sale of our common stock and we may be forced to go out of business.

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Financial Information

Management’s Discussion and Analysis of Financial Condition and Results of Operations

The following discussion should be read in conjunction with the financial statements of First Priority Tax Solutions Inc., including the notes thereto, appearing elsewhere in this report. The discussion of results, causes and trends should not be construed to imply any conclusion that these results or trends will necessarily continue into the future. All references to currency in this “Management’s Discussion and Analysis of Financial Condition and Results of Operations” section are to U.S. dollars, unless otherwise noted.

Results of Operations for the Years Ended June 30, 2016 and 2017

We have recently changed our business plan with the change in control of the Company. We do not have any revenues, at this point.

Liquidity and Capital Resources

Our existence is dependent upon management’s ability to develop profitable operations. Management is devoting substantially all of its efforts to developing our business and raising capital and there can be no assurance that our efforts will be successful. No assurance can be given that management’s actions will result in profitable operations or the resolution of our liquidity problems. The financial statements included in our most recently filed quarterly and annual reports do not include any adjustments that might result should we be unable to continue as a going concern. In order to improve our liquidity, management is actively pursuing additional equity financing through discussions with investment bankers and private investors. There can be no assurance that we will be successful in our effort to secure additional equity financing.

Private capital, if sought, will be sought from former business associates of our founder or private investors referred to us by those business associates. To date, we have not sought any funding source and have not authorized any person or entity to seek out funding on our behalf. If a market for our shares ever develops, of which there can be no assurance, we may use restricted shares of our common stock to compensate employees/consultants and independent contractors wherever possible. We believe that operations are generating sufficient cash to continue operations for the next 12 months from the date of this report provided that our costs of being a public company remain equal to or below the maximum estimate provided in our most recently filed quarterly report.

We have embarked upon an effort to become a public company and, by doing so, have incurred and will continue to incur additional significant expenses for legal, accounting and related services. We will incur ongoing expenses associated with professional fees for accounting, legal and a host of other expenses for annual reports and proxy statements. We estimate that these costs will range up to $50,000 per year for the next few years and will be higher if our business volume and activity increases but lower during the first year of being public because our overall business volume will be lower, and we will not yet be subject to the requirements of Section 404 of the Sarbanes Oxley Act of 2002. These obligations will reduce our ability and resources to fund other aspects of our business. We hope to be able to use our status as a public company to increase our ability to use noncash means of settling obligations and compensate vendors and professionals who provide products and services to us, although there can be no assurance that we will be successful in any of those efforts.

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There are no current plans to seek private investment. We do not have any current plans to raise funds through the sale of securities. We hope to be able to use our status as a public company to enable us to use noncash means of settling obligations and compensate persons and/or firms providing services or products to us, although there can be no assurance that we will be successful in any of those efforts. We believe that the perception that many people have of a public company make it more likely that they will accept restricted securities from a public company as consideration for indebtedness to them than they would from a private company. We have not performed any studies of this matter. Our conclusion is based on our own beliefs. Issuing shares of our common stock to such persons instead of paying cash to them would increase our chances to expand our business. To date, we have not identified any obligations that we may seek to settle in this manner nor have we identified any vendors, professionals or other creditors that we may approach with this idea. Having shares of our common stock may also give persons a greater feeling of identity with us which may result in referrals. However, these actions, if successful, will result in dilution of the ownership interests of existing stockholders, may further dilute common stock book value, and that dilution may be material. Such issuances may also serve to enhance existing management’s ability to maintain control of our company because the shares may be issued to parties or entities committed to supporting existing management.

Off –Balance Sheet Arrangements

We currently have no off-balance sheet arrangements that have or are reasonably likely to have a current or future material effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources.

Description of Property

The Company’s corporate office, located at 329 S. Oyster Bay Road, Plainview, NY 11803, is currently leased by the Company.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth the ownership, as of May 8, 2018, of our common stock by each of our directors, by all of our directors and officers, and holders of 5% or more of our common stock:

Title of Class	Name and Address of Beneficial Owner	Amount and Nature Beneficial Ownership	Percent of Class

Common Stock	Silverlight International Ltd.(1)	4,020,000	69.79%

Common Stock	Hooi Chee Voon(1),(2)	4,020,000	69.79%

	All Officers and Directors as a Group	4,020,000	69.79%

__________

(1) The address for Silverlight International Ltd. and Hooi Chee Voon is as follows: New Horizon Building, Ground Floor, 3 ½ Miles Philip S.W. Goldson Highway, Belize City, Belize

(2) The shares attributed to Hooi Chee Voon, as a director and officer of the Company, are owned by Silverlight, an entity that is controlled by Hooi Chee Voon. Hooi Chee Voon is our President, Chief Executive Officer, Chief Financial Officer, Principal Accounting Officer, Secretary, Treasurer and director.

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Changes in Control

As of May 8, 2018, there are no existing arrangements that may result in a change in control of our Company.

Directors and Executive Officers

Directors and Officers

Our Certificate of Incorporation states that our authorized number of directors shall be not less than one and shall be set by resolution of our Board of Directors. Our Board of Directors has fixed the number of directors at one, and we currently have one director.

Our current director and officer is:

Name	Age	Position
Hooi Chee Voon	47	President, Chief Executive Officer, Chief Financial Officer, Principal Accounting Officer Secretary, Treasurer, and Director.

Our Director will serve in that capacity until our next annual shareholder meeting or until their successors are elected and qualified. Officers hold their positions at the will of our Board of Directors. There are no arrangements, agreements or understandings between non-management security holders and management under which non-management security holders may directly or indirectly participate in or influence the management of our affairs. Hooi Chee Voon has been the sole director and officer of the Company since December 1, 2017.

Hooi Chee Voon, President, Chief Executive Officer, Chief Financial Officer, Principal Accounting Officer Secretary, Treasurer and Director

Hooi Chee Voon graduated from Universiti Putra Malaysia in 1991 with a Bachelor of Accountancy and completed his Masters in Finance from Universiti Kebangsaan Malaysia in 1996. Since 1991 he has worked in various financial roles including as a financial analyst for PL Ong & CO, and was a finance manager at Dover Elevators Sdn Bhd up till 2002. He subsequently moved to Podirect Trading Sdn Bhd as the Assistant Head Financial officer before taking up his last role as the Assistant Director of Finance at Smart Delux Enterprise in 2010.

Other Directorships

Other than as disclosed above, during the last 5 years, none of our directors held any other directorships in any company with a class of securities registered pursuant to section 12 of the Exchange Act or subject to the requirements of section 15(d) of such Act or any company registered as an investment company under the Investment Company Act of 1940.

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Board of Directors and Director Nominees

Since our Board of Directors has no independent directors, the decisions of the Board regarding director nominees are made by persons who have an interest in the outcome of the determination. The Board will consider candidates for directors proposed by security holders, although no formal procedures for submitting candidates have been adopted. Unless otherwise determined, at any time not less than 90 days prior to the next annual Board meeting at which a slate of director nominees is adopted, the Board will accept written submissions from proposed nominees that include the name, address and telephone number of the proposed nominee; a brief statement of the nominee’s qualifications to serve as a director; and a statement as to why the security holder submitting the proposed nominee believes that the nomination would be in the best interests of our security holders. If the proposed nominee is not the same person as the security holder submitting the name of the nominee, a letter from the nominee agreeing to the submission of his or her name for consideration should be provided at the time of submission. The letter should be accompanied by a résumé supporting the nominee’s qualifications to serve on the Board, as well as a list of references.

The Board identifies director nominees through a combination of referrals from different people, including management, existing Board members and security holders. Once a candidate has been identified, the Board reviews the individual’s experience and background and may discuss the proposed nominee with the source of the recommendation. If the Board believes it to be appropriate, Board members may meet with the proposed nominee before making a final determination whether to include the proposed nominee as a member of the slate of director nominees submitted to security holders for election to the Board.

Conflicts of Interest

Our directors are not obligated to commit their full time and attention to our business and, accordingly, they may encounter a conflict of interest in allocating their time between our operations and those of other businesses. In the course of their other business activities, they may become aware of investment and business opportunities which may be appropriate for presentation to us as well as other entities to which they owe a fiduciary duty. As a result, they may have conflicts of interest in determining to which entity a particular business opportunity should be presented. They may also in the future become affiliated with entities that are engaged in business activities similar to those we intend to conduct.

We have adopted a code of ethics that obligates our directors, officers and employees to disclose potential conflicts of interest and prohibits those persons from engaging in such transactions without our consent.

Significant Employees

Other than as described above, we do not expect any other individuals to make a significant contribution to our business.

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Legal Proceedings

To the best of our knowledge, none of our directors or executive officers has, during the past ten years:

•	been convicted in a criminal proceeding or been subject to a pending criminal proceeding (excluding traffic violations and other minor offences);

•	had any bankruptcy petition filed by or against the business or property of the person, or of any partnership, corporation or business association of which he was a general partner or executive officer, either at the time of the bankruptcy filing or within two years prior to that time;

•	been subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction or federal or state authority, permanently or temporarily enjoining, barring, suspending or otherwise limiting, his involvement in any type of business, securities, futures, commodities, investment, banking, savings and loan, or insurance activities, or to be associated with persons engaged in any such activity;

•	been found by a court of competent jurisdiction in a civil action or by the SEC or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated;

•	been the subject of, or a party to, any federal or state judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated (not including any settlement of a civil proceeding among private litigants), relating to an alleged violation of any federal or state securities or commodities law or regulation, any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order, or any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

•	been the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act (15 U.S.C. 78c(a)(26))), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act (7 U.S.C. 1(a)(29))), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Except as set forth in our discussion below in “Certain Relationships and Related Transactions, and Director Independence – Transactions with Related Persons,” none of our directors, director nominees or executive officers has been involved in any transactions with us or any of our directors, executive officers, affiliates or associates which are required to be disclosed pursuant to the rules and regulations of the SEC.

Audit Committee and Charter

We do not currently have an audit committee.

Code of Ethics

We have not yet adopted a corporate code of ethics. When we do adopt a code of ethics, we will announce it via the filing of a current report on form 8-K.

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Family Relationships

There are no family relationships among our officers, directors, or persons nominated for such positions.

Executive Compensation

The following summary compensation table sets forth the total annual compensation paid or accrued by us to or for the account of our principal executive officer during the last completed fiscal year and each other executive officer whose total compensation exceeded $100,000 in either of the last two fiscal years:

SUMMARY COMPENSATION TABLE

Name and Principal Position	Fiscal Year ended June 30,	Salary ($))	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Michael Heitz, President	2017	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-
Steve Ireland, Secretary	2017	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-

We have omitted certain columns in the summary compensation table pursuant to Item 402(a)(5) of Regulation S-K as no compensation was awarded to, earned by, or paid to any of the executive officers or directors required to be reported in that table or column in any fiscal year covered by that table.

Compensation of Directors

Our directors did not receive any compensation for their services as directors from our inception to the date of this report. We have no formal plan for compensating our directors for their services in the future in their capacity as directors, although such directors are expected in the future to receive options to purchase shares of our common stock as awarded by our Board of Directors or by any compensation committee that may be established.

Pension, Retirement or Similar Benefit Plans

There are no arrangements or plans in which we provide pension, retirement or similar benefits to our directors or executive officers. We have no material bonus or profit sharing plans pursuant to which cash or non-cash compensation is or may be paid to our directors or executive officers, except that stock options may be granted at the discretion of the Board of Directors or a committee thereof.

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Compensation Committee Interlocks and Insider Participation

We do not currently have a compensation committee of the Board of Directors or a committee performing similar functions. The Board of Directors as a whole participates in the consideration of executive officer and director compensation. Hooi Chee Voon participated in deliberations of the Board concerning officer compensation since December 1, 2017. Michael Heitz and Steve Ireland participated in deliberations of the Board concerning officer compensation prior to December 1, 2017, including during the last fiscal year.

Certain Relationships and Related Transactions, and Director Independence

On May 8, 2018, Silverlight, the Company’s majority shareholder, contributed the assets of Zshoppers.com to the Company. As of December 1, 2017, Silverlight holds a majority of our common stock. Also, the principal shareholder of Silverlight currently serves as the sole director and officer of the Company.

On December 1, 2017, our building, located at 1784 Stanley Avenue, Dayton, Ohio, was transferred to our primary shareholder in exchange for assumption of the debt associated with the purchase of the building.

We have no current policy or limiting provisions in any governing instruments to handle these kinds of conflicts of interest, except that we would expect related party transactions to be made at fair market values and within the scope of our business plan.

Prior to the change of control on December 1, 2017, Michael Heitz, our former President and Chairman of the Board, devoted approximately 75% of his business time to our company. While Mr. Heitz continued to work through his company, Garrett LLC, prior to December 1, 2017, that company was predominantly engaged in significant environmental clean-up situations outside of our southern Ohio target area and we did not believe Mr. Heitz’s activities with Garrett conflicted with our operations in terms of identifying appropriate projects. Similarly, prior to the change of control on December 1, 2017, Steve Ireland, our former Secretary and a director, continued to work with Miller-Valentine GEM Real Estate Group, a full-service real estate firm in Dayton. That firm did not participate as a principal in real estate transactions and we did not believe Mr. Ireland’s services at Miller-Valentine GEM conflicted with our operations.

Prior to the change of control on December 1, 2017, we agreed to pay Miller-Valentine GEM a brokerage fee of 6% of the sale price for any sale of the property during the listing period ending on July 23, 2015 (which period renewed automatically for successive 12-month periods) or, if the property was leased during such period, a leasing commission of 6% of the total rent for the initial term of the lease, payable in full at the signing of the lease. We believe that our agreement with Miller-Valentine GEM was on terms no less favorable to us than could have been obtained from unaffiliated third parties. In fiscal year 2016, we paid a commission to Miller-Valentine GEM in the amount of $8,284 in connection with the lease of our formerly owned Stanley Avenue commercial property.

On October 19, 2015, we entered into a note payable with a related party in the amount of $10,000. The note bears no interest, and principal was due on October 19, 2017. The note proceeds were used for working capital and general corporate purposes.

Prior to the change of control on December 1, 2017, we were provided office space by Michael Heitz at no cost.

28

Director Independence

As of the date of this Report, we have no independent directors.

The Company has developed the following categorical standards for determining the materiality of relationships that the Directors may have with the Company. A Director shall not be deemed to have a material relationship with the Company that impairs the Director’s independence as a result of any of the following relationships:

1.	the Director is an officer or other person holding a salaried position of an entity (other than a principal, equity partner or member of such entity) that provides professional services to the Company and the amount of all payments from the Company to such entity during the most recently completed fiscal year was less than two percent of such entity’s consolidated gross revenues;

2.	the Director is the beneficial owner of less than five (5%) per cent of the outstanding equity interests of an entity that does business with the Company;

3.	the Director is an executive officer of a civic, charitable or cultural institution that received less than the greater of one million ($1,000,000) dollars or two (2%) per cent of its consolidated gross revenues, as such term is construed by the New York Stock Exchange for purposes of Section 303A.02(b)(v) of the Corporate Governance Standards, from the Company or any of its subsidiaries for each of the last three (3) fiscal years;

4.	the Director is an officer of an entity that is indebted to the Company, or to which the Company is indebted, and the total amount of either the Company’s or the business entity’s indebtedness is less than three (3%) per cent of the total consolidated assets of such entity as of the end of the previous fiscal year; and

5.	the Director obtained products or services from the Company on terms generally available to customers of the Company for such products or services. The Board retains the sole right to interpret and apply the foregoing standards in determining the materiality of any relationship.

The Board shall undertake an annual review of the independence of all non-management Directors. To enable the Board to evaluate each non-management Director, in advance of the meeting at which the review occurs, each non-management Director shall provide the Board with full information regarding the Director’s business and other relationships with the Company, its affiliates and senior management.

Directors must inform the Board whenever there are any material changes in their circumstances or relationships that could affect their independence, including all business relationships between a Director and the Company, its affiliates, or members of senior management, whether or not such business relationships would be deemed not to be material under any of the categorical standards set forth above. Following the receipt of such information, the Board shall re-evaluate the Director’s independence.

Legal Proceedings

We are not aware of any material pending legal proceedings to which we are a party or of which our property is the subject. We also know of no proceedings to which any of our directors, officers or affiliates, or any registered or beneficial holders of more than 5% of any class of our securities, or any associate of any such director, officer, affiliate or security holder are an adverse party or have a material interest adverse to us.

29

Market Price of and Dividends on the Registrant’s Common Equity and Related Stockholder Matters

Market Information

The Company’s common stock is currently quoted on the Over-the-Counter Quotation System (OTC/QB) under the trading symbol “FPTA”, and has been quoted since June 7, 2016. Therefore, we have no information on the high and low closing prices for the quarters ended September 30, 2015, December 31, 2015 and March 31, 2016. The range of high and low closing prices for the stock is as follows:

Quarter	High ($)	Low ($)
Quarter ended 6/30/2017	5,000.50	5,000.50
Quarter ended 3/31/2017	5,000.50	5,000.50
Quarter ended 12/31/2016	5,000.50	5,000.50
Quarter ended 9/30/2016	5,000.50	5,000.50
Quarter ended 6/30/2016	10,000	1.00

As of May 8, 2018, the high and low closing prices for the stock were $5.00 (high) and $5.00 (low).

The above information was provided by OTC Markets. The quotations provided may reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not represent actual transactions.

Holders

As of the date of this report there were 8 holders of record of our common stock.

As a result of the issuance of an additional 20,000 shares to Silverlight in exchange for its contribution of the assets of Zshoppers.com, there were changes to the number of shares and the percentage of the class of common stock (i) owned by Silverlight, (ii) attributed to Hooi Chee Voon (as a director and officer of the Company, with respect to the shares owned by Silverlight, an entity that is controlled by Hooi Chee Voon), and (iii) owned by all officers and directors as a group. Accordingly, the number of shares and the percentage of the class of common stock owned by or attributed to, as applicable, each of (i), (iii) and (iii) above were increased from 4,000,000 to 4,020,000 shares and 69.69% to 69.79%, respectively.

Dividends

To date, we have not paid dividends on shares of our common stock and we do not expect to declare or pay dividends on shares of our common stock in the foreseeable future. The payment of any dividends will depend upon our future earnings, if any, our financial condition, and other factors deemed relevant by our Board of Directors.

30

Equity Compensation Plans

As of the date of this report we do not have any equity compensation plans.

Recent Sales of Unregistered Securities

During the last three years, we did not complete any sales of unregistered securities.

Since our inception we have made no purchases of our equity securities.

Description of Securities

Our authorized capital stock consists of 92,000,000 shares of common stock, $0.000001 par value and 8,000,000 shares of preferred stock, $.000001 par value.

Common Stock

As of the date of this report we had 5,760,000 shares of our common stock issued and outstanding.

Holders of our common stock have no preemptive rights to purchase additional shares of common stock or other subscription rights. Our common stock carries no conversion rights and is not subject to redemption or to any sinking fund provisions. All shares of our common stock are entitled to share equally in dividends from sources legally available, when, as and if declared by our Board of Directors, and upon our liquidation or dissolution, whether voluntary or involuntary, to share equally in our assets available for distribution to our security holders.

Our Board of Directors is authorized to issue additional shares of our common stock not to exceed the amount authorized by our Certificate of Incorporation, on such terms and conditions and for such consideration as our Board may deem appropriate without further security holder action.

Voting Rights

Each holder of our common stock is entitled to one vote per share on all matters on which such stockholders are entitled to vote. Since the shares of our common stock do not have cumulative voting rights, the holders of more than 50% of the shares voting for the election of directors can elect all the directors if they choose to do so and, in such event, the holders of the remaining shares will not be able to elect any person to our Board of Directors.

Dividend Policy

Holders of our common stock are entitled to dividends if declared by our Board of Directors out of funds legally available for the payment of dividends. From our inception through May 8, 2018, we did not declare any dividends.

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We do not intend to issue any cash dividends in the future. We intend to retain earnings, if any, to finance the development and expansion of our business. However, it is possible that our management may decide to declare a stock dividend in the future. Our future dividend policy will be subject to the discretion of our Board of Directors and will be contingent upon future earnings, if any, our financial condition, our capital requirements, general business conditions and other factors.

Preferred Stock

As of the date of this report we had 0 shares of preferred stock issued and outstanding.

Indemnification of Directors and Officers

The only statute, charter provision, bylaw, contract, or other arrangement under which any controlling person, director or officer of us is insured or indemnified in any manner against any liability which he may incur in his capacity as such, is as follows:

Bylaws

The Bylaws of the Company provide for the indemnification of directors and officers.

Delaware General Corporation Law

The Delaware General Corporation Law provides for immunity of directors from monetary liability, except in certain enumerated circumstances, as follows:

“Except as otherwise provided in NRS 35.230, 90.660, 91.250, 452.200, 452.270, 668.045 and 694A.030, or unless the Articles of Incorporation or an amendment thereto, in each case filed on or after October 1, 2003, provide for greater individual liability, a director or officer is not individually liable to the corporation or its stockholders or creditors for any damages as a result of any act or failure to act in his capacity as a director or officer unless it is proven that:

(a) his act or failure to act constituted a breach of his fiduciary duties as a director or officer; and

(b) his breach of those duties involved intentional misconduct, fraud or a knowing violation of law.”

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The Delaware General Corporation Law provides as follows:

1.

A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he:

	(a)	is not liable pursuant to DGCL; or

	(b)	acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

2.

A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys’ fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he:

	(a)	is not liable pursuant to NRS 78.138; or

	(b)	acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation.

To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections 1 and 2, or in defense of any claim, issue or matter therein, the corporation shall indemnify him against expenses, including attorneys’ fees, actually and reasonably incurred by him in connection with the defense.

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Financial Statements and Supplementary Data

Zshoppers, Inc. Financial Statements

INDEX TO FINANCIAL STATEMENTS

December 31, 2017

34

Report of Independent Registered Public Accounting Firm

To the shareholders and the board of directors of Zshoppers, Inc.

Opinion on the Financial Statements

We have audited the accompanying balance sheets of Zshoppers, Inc. (the "Company") as of December 31, 2017 and 2016, the related statements of operations, stockholders' equity (deficit), and cash flows for the years then ended, and the related notes (collectively referred to as the "financial statements"). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2017 and 2016, and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States.

Basis for Opinion

These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on the Company's financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) ("PCAOB") and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

Substantial Doubt about the Company’s Ability to Continue as a Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the financial statements, the Company’s significant operating losses raise substantial doubt about its ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ BF Borgers CPA PC

BF Borgers CPA PC

We have served as the Company's auditor since 2017.

Lakewood, CO

May 10, 2018

F-1

Zshoppers, Inc. Financial Statements

Balance Sheets

	December 31, 2017	December 31, 2016

ASSETS
Current Assets
Cash and cash equivalents	$1,284	$-
Accounts Receivable	7,359	29,267
Total Current Assets	8,643	29,267

Equipment, net	177	456
Intangible assets - software	-	9,282
TOTAL ASSETS	8,821	39,005

LIABILITIES AND STOCKHOLDERS’ EQUITY(DEFICIT)
Current Liabilities
Accounts payable and accrued liabilities	$826	$30,023
Notes Payable	-	4,158
Total Current Liabilities	826	34,181

Total Liabilities	826	34,181

Stockholders’ Equity (Deficit)
Common stock, par value $0.001; 10,000,000 shares authorized, 5,000,000 and 5,000,000 shares issued and outstanding respectively;	5,000	5,000
Additional paid-in capital	50,157	13,539
Accumulated deficit	(47,162)	(13,715)
Total Stockholders’ Equity (Deficit)	7,995	4,824
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)	$8,821	$39,005

The accompanying notes are an integral part of these financial statements.

F-2

Zshoppers, Inc. Financial Statements

Statements of Operations

	Years Ended
	December 31,
	2017	2016

REVENUE	$76,735	$144,050
COST OF SERVICES	65,993	112,868
GROSS PROFIT	10,742	31,182

OPERATING EXPENSES
Administrative Expenses	17,428	31,146
Depreciation	9,561	17,077
Management fees	10,637	-
Professional fees	6,563	1,800
Total Operating Expenses	44,189	50,023

INCOME (LOSS) FROM OPERATIONS	(33,447)	(18,841)

OTHER INCOME/(EXPENSE)
Gain on loan settlement	-	52,380
	-	52,380

INCOME (LOSS) BEFORE INCOME TAXES	(33,447)	33,540
Provision for income taxes	-	-

NET LOSS	$(33,447)	$33,540

Basic and Diluted Income (Loss) per Common Share	$(0.01)	$0.01
Basic and Diluted Weighted Average Common Shares Outstanding	5,000,000	5,000,000

The accompanying notes are an integral part of these financial statements.

F-3

Zshoppers, Inc. Financial Statements

Statements of Stockholders’ Equity (Deficit)

					Total
	Common Stock		Additional		Stockholders’
	Number of Shares	Amount	Paid-in Capital	Accumulated Deficit	Equity (Deficit)

Balance - December 31, 2015	5,000,000	$5,000	$13,539	$(47,255)	$(28,716)
Net profits		-	-	33,540	33,540
Balance - December 31, 2016	5,000,000	$5,000	$13,539	$(13,715)	$4,824
Net profits		-	-	(33,447)	(33,447)
Owner contribution			36,618		36,618
Balance - December 31, 2017	5,000,000	$5,000	$50,157	$(47,162)	$7,995

The accompanying notes are an integral part of these financial statements.

F-4

Zshoppers, Inc. Financial Statements

Statements of Cash Flows

	Years Ended
	December 31,
	2017	2016

CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(33,447)	$33,540
Adjustments to reconcile net income (loss) to net cash from operating activities:
Depreciation	9,561	17,077
Writedown of loan	-	52,380
Changes in operating assets and liabilities:
Accounts receivable	21,908	(9,842)
Accounts payable and accrued liabilities	(29,198)	(3,753)
Net cash provided by operating activities	$(31,176)	89,402

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of Software	-	(5,630)
Net cash used in investing activities	$-	(5,630)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds (repayment) of Notes Payable	(4,158)	(96,365)
Distributions or contributions to/from owner	36,618	-
Net cash provided by financing activities	32,460	(96,365)

Net increase in cash and cash equivalents	1,284	(12,594)
Cash and cash equivalents - beginning of period	-	2,478
Cash and cash equivalents - end of period	$1,284	$-

The accompanying notes are an integral part of these financial statements.

F-5

Zshoppers, Inc. Financial Statements

Notes to the Financial Statements

December 31, 2017

NOTE 1 - ORGANIZATION AND DESCRIPTION OF BUSINESS

Zshoppers, Inc. (the “Company”) was founded and operates as online marketplace providing coupons and on-line discounts for products and services provided by third parties. The Company’s fiscal year end is December 31.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The Financial Statements and related disclosures have been prepared pursuant to the rules and regulations of the Securities and Exchange Commission (“SEC”). The Financial Statements have been prepared using the accrual basis of accounting in accordance with Generally Accepted Accounting Principles (“GAAP”) of the United States.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements. The estimates and judgments will also affect the reported amounts for certain revenues and expenses during the reporting period. Actual results could differ from these good faith estimates and judgments. The Company does not currently have any accounting estimates.

Property, plant and equipment

Property and equipment are stated at cost. Depreciation is computed on the straight-line method. The depreciation and amortization methods are designed to amortize the cost of the assets over their estimated useful lives, in years, of the respective assets as follows:

-	Machinery and equipment: 5 years

-	Furniture: 7 years

Financial Instruments

The Company follows ASC 820, “Fair Value Measurements and Disclosures”, which defines fair value as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. ASC 820 also establishes a fair value hierarchy that distinguishes between (1) market participant assumptions developed based on market data obtained from independent sources (observable inputs) and (2) an entity’s own assumptions about market participant assumptions developed based on the best information available in the circumstances (unobservable inputs). The fair value hierarchy consists of three broad levels, which gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1) and the lowest priority to unobservable inputs (Level 3).

The three levels of the fair value hierarchy are described below:

Level 1

Level 1 applies to assets or liabilities for which there are quoted prices in active markets for identical assets or liabilities.

Level 2

Level 2 applies to assets or liabilities for which there are inputs other than quoted prices that are observable for the asset or liability such as quoted prices for similar assets or liabilities in active markets; quoted prices for identical assets or liabilities in markets with insufficient volume or infrequent transactions (less active markets); or model-derived valuations in which significant inputs are observable or can be derived principally from, or corroborated by, observable market data.

Level 3

Level 3 applies to assets or liabilities for which there are unobservable inputs to the valuation methodology that are significant to the measurement of the fair value of the assets or liabilities.

F-6

Revenue Recognition

The Company recognizes revenue from the sale of products and services in accordance with ASC 605,”Revenue Recognition.”

The Company recognizes revenue from services only when all of the following criteria have been met:

i)	Persuasive evidence for an agreement exists;
ii)	Service has been provided;
iii)	The fee is fixed or determinable; and,
iv)	Collection is reasonably assured.

The Company’s sales are completed through an online marketplace providing coupons and on-line discounts for products and services provided by third parties. The Company receives collection on payments either at the time of sale, or 30 or 60 days subsequent to the sale.

For products and services where collection is immediate, the Company recognizes revenue at the time of sale.

For products and services where collection is delayed 30 or 60 days, revenue is recorded as the time of sale, and a corresponding accounts receivable is recorded until payment is settled.

Accounts Receivable

The Company records accounts receivable in accordance with ASC 310, “Receivables.” Receivables consist of mobile application sales that have been made, but cash has not yet been received. The terms of receivables are typically 30 or 60 days after sale. As of December 31, 2017, and December 31, 2016, amounts of $7,359 and $29,267 were recorded as accounts receivable.

Recent Accounting Pronouncements

In August 2016, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) No. 2016-15, Statement of Cash Flows (Topic 230): Classification of Certain Cash Receipts and Cash Payments. The new standard will make eight targeted changes to how cash receipts and cash payments are presented and classified in the statement of cash flows. The standard will be effective for the Company beginning January 1, 2018, with early application permitted. The standard will require adoption on a retrospective basis unless it is impracticable to apply, in which case we would be required to apply the amendments prospectively as of the earliest date practicable.

In June 2016, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) No. 2016-13, Financial Instruments—Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments. The new standard requires financial assets measured at amortized cost be presented at the net amount expected to be collected, through an allowance for credit losses that is deducted from the amortized cost basis. The standard will be effective for the Company beginning January 1, 2020, with early application permitted. This standard is not expected to have a material impact on our financial position, results of operations or statement of cash flows upon adoption.

In January 2016, the FASB issued ASU 2016-01, Financial Instruments - Overall: Recognition and Measurement of Financial Assets and Financial Liabilities. This new standard provides guidance on how entities measure certain equity investments and present changes in the fair value. This standard requires that entities measure certain equity investments that do not result in consolidation and are not accounted for under the equity method at fair value and recognize any changes in fair value in net income. ASU 2016-01 is effective for fiscal years beginning after December 31, 2017.

The Company has reviewed all applicable recent accounting pronouncements and notes not material impact on the financial statements.

F-7

NOTE 3 – GOING CONCERN

As of the year ended December 31, 2017, the Company had an accumulated deficit of $47,162, and working capital of $7,817. The Company believes that its existing capital resources may not be adequate to enable it to execute its business plan. These conditions raise substantial doubt as to the Company’s ability to continue as a going concern. The accompanying financial statements do not include any adjustments that might be necessary should we be unable to continue as a going concern. If we fail to generate positive cash flow or obtain additional financing, when required, we may have to modify, delay, or abandon some or all of our business and expansion plans. Management is continuing to explore additional funding opportunities that may be available to the Company, including debt and equity options in order to continue operations.

NOTE 4 – COST OF SERVICES

Cost of services include all expenses directly incurred to generate revenue, which include costs such as: products purchases, processing fees, chargebacks and disputes, and shipping costs. During the years ended December 31, 2017, and 2016, amount of $65,993 and $112,868 were recorded as cost of services, respectively.

NOTE 5 – ADMINISTRATIVE EXPENSES

Administrative expenses primarily include office expenses, rent, advertising, and travel expenses. During the years ended December 31, 2017, and 2016, amount of $17,428 and $31,146, were recorded as administrative costs, respectively.

NOTE 6 – INCOME TAXES

The Company was formed at inception as an S Corporation under the IRS Code. As a result, in lieu of corporate income taxes, the stockholders are taxed on their proportionate share of the Company’s Income. Therefore, no provision for income taxes exist and no deferred tax asset exist. As such, the Company during the periods ended December 31, 2017 and December 31, 2016, had $0 and $0 tax liability and $0 and $0 deferred tax asset as a result.

NOTE 7 – PROPERTY, PLANT AND EQUIPMENT

Property, plant, and equipment consist of machinery and equipment, and furniture. As of December 31, 2017, and December 31, 2016, the balances were:

	December 31,	December 31,
	2017	2016
Machinery and Equipment	$746	$746
Furniture	906	906
Less: accumulated amortization	(1,475)	(1,196)
	$177	$456

During the year ended December 31, 2017, $279 was amortized.

NOTE 8 – INTANGIBLE ASSET - SOFTWARE

Intangible assets consist of computer software. As of December 31, 2017, and December 31, 2016, the balances were:

	December 31,	December 31,
	2017	2016
Intangible Asset - Software	$87,626	$87,626
Less: accumulated amortization	(87,626)	(78,344)
	$-	$9,282

During the year ended December 31, 2017, $9,282 was amortized.

F-8

NOTE 9 – LOAN SETTLEMENT

During the year ended December 31, 2016, the Company recognized a gain on loan settlement of $52,380. The amount was related to the write-down of a loan held by a third party.

NOTE 10 – COMMITMENTS AND CONTINGENCIES

From time to time the Company may become a party to litigation matters involving claims against the Company. Management believes that it is adequately insured for its operations and there are no current matters that would have a material effect on the Company’s financial position or results of operations. For the period ending December 31, 2017 and December 31, 2016, no litigation matters were noted.

NOTE 11 – RELATED PARTY TRANSACTIONS

During the years ended December 31, 2017, and 2016, management fees of $10,637, and $0, were paid to owners of the company.

During the year ended December 31, 2017, the owners of the Company contributed $36,618, recorded as additional paid-in capital.

NOTE 12 – OWNERS’ EQUITY

Common Shares

The Company has issued 5,000,000 shares to an officer and director at $0.001 par value.

F-9

Changes In And Disagreements With Accountants On Accounting And Financial Disclosure

In the fiscal years ended June 30, 2017 and 2016, there have been no changes in the Company’s accounting policies, nor have there been any disagreements with our accountants.

Item 9.01 Financial Statements and Exhibits

In accordance with Item 9.01(a), the audited financial statements of Zshoppers, Inc. for the years ended December 31, 2017 and 2016, are filed in this Current Report on Form 8-K under the heading “Financial Statements and Supplementary Data”.

(a) Exhibits

The exhibits listed in the following Exhibit Index are filed as part of this Current Report on Form 8-K:

Exhibit No.	Description
2.1*	Capital Contribution Agreement
3.1(a)	Certificate of Incorporation of First Priority Tax Solutions Inc. (1)
3.2	Bylaws of First Priority Tax Solutions (1)
99.3*	Unaudited Pro Forma Combined Balance Sheet and Statement of Operations for the six months ended December 31, 2017, Statement of Operations for the year ended June 30, 2017, and Notes to the Unaudited Pro Forma Combined Financial Statements

_________

*	Filed herewith.

(1)	Incorporated by reference to the exhibits included with the Registration Statement on Form S-11 (No. 333-199336), originally filed with the U.S. Securities and Exchange Commission on October 15, 2014 and effective on February 5, 2015.

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Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 11, 2018	First Priority Tax Solutions Inc.

	By:	/s/ Hooi Chee Voon
Hooi Chee Voon
President, Chief Executive Officer,
Chief Financial Officer, Secretary, Treasurer and Director

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